UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 1, 2017

Blackstone Real Estate Income Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	333-213043	81-0696966
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 Park Avenue

New York, New York 10154

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 583-5000

Not Applicable

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Items.

As previously disclosed, Blackstone Real Estate Income Trust, Inc. (the “Company”) has registered with the Securities and Exchange Commission an offering of up to $5,000,000,000 in shares of common stock (the “Offering”). The terms of the Offering required the Company to deposit all subscription proceeds in escrow with UMB Bank, N.A., as escrow agent, until the Company received subscriptions aggregating at least $150,000,000 in shares of the Company’s common stock (excluding shares purchased by The Blackstone Group L.P., its affiliates and the Company’s directors and officers), in any combination of share classes.

As of January 1, 2017, the Company had satisfied the minimum offering requirement and the Company’s board of directors had authorized the release of proceeds from escrow. As of such date, the Company issued and sold 27,859,345 shares of the Company’s common stock (consisting of 23,763,345 Class S shares and 4,096,000 Class I shares; no Class T or Class D shares were issued or sold as of such date) in the Offering and the escrow agent released net proceeds of approximately $279 million to the Company as payment for such shares.

A press release announcing the Company’s breaking of escrow is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibit

Exhibit No.	Description

99.1	Press Release of Blackstone Real Estate Income Trust, Inc. dated January 4, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKSTONE REAL ESTATE INCOME TRUST, INC.

Date: January 4, 2017	By:	/s/ Leon Volchyok
	Name:	Leon Volchyok
	Title:	Chief Securities Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Blackstone Real Estate Income Trust, Inc. dated January 4, 2017.